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                                                                    EXHIBIT 99.1

                                      PROXY

                                  FIRST COMPANY

                         SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL __, 2009

                      THIS REVOCABLE PROXY IS SOLICITED BY
                     THE BOARD OF DIRECTORS OF FIRST COMPANY

          The undersigned shareholder of First Company, a Colorado corporation and bank holding company (the "Company"), hereby appoints Richard T. Nelson and Richard S. Nelson, each in their individual capacity, to serve as proxy. Such proxy will have full power to act, with full power of substitution and revocation, as the proxy of the undersigned to attend the special meeting of shareholders of the Company to be held at 245 East 1st Street, Powell, Wyoming on April __, 2009 at 10:00 a.m. local time, and any adjournment or postponement thereof, and to vote all of the shares of common stock, no par value per share, that the undersigned would be entitled to vote if personally present upon the following item and to vote according to their discretion on any other matter which may properly be presented for action at said meeting or any adjournment or postponement thereof:

1. APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. The approval and adoption of the Plan and Agreement of Merger, dated February 6, 2009, among the Company, First National Bank & Trust and Glacier Bancorp, Inc., as described in the Proxy Statement, dated April __, 2009.

                         [ ] For [ ] Against [ ] Abstain

          The undersigned hereby ratifies and confirms all that said Proxy, or his or her substitute(s), may lawfully do or cause to be done by virtue hereof, and acknowledges receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement accompanying it.

          This Proxy will be voted as specified by you above, or if no choice is specified, this Proxy will be voted "For" the proposal set forth above.

          Please sign exactly as your name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a partnership, please provide partnership name and name and capacity of the person signing on behalf of such partnership.

Dated: _________________________, 2009


                                        Signature:
                                                  ------------------------------


                                        Signature:
                                                  ------------------------------
                                                        (If held jointly)

SHAREHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY IN THE PRE-ADDRESSED, PREPAID ENVELOPE PROVIDED.